Exhibit 16

April 12, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Berkshire Energy Resources Retirement Savings Plan for Union Employees, Berkshire Energy Resources Retirement Savings Plan, Central Maine Power Company Employee Savings and Investment Plan for Union Employees, Central Maine Power Company Employee Savings and Investment Plan for Non-Union Employees, Connecticut Natural Gas Corporation Union Employee Savings Plan, Connecticut Natural Gas Corporation Employee Savings Plan, New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees, New York State Electric & Gas Corporation Tax Deferred Savings Plan for Salaried Employees and The Southern Connecticut Gas Company Target Plan (collectively, the "Plans") (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Plans' Form 8-K report dated April 7, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP